www.TractorSupply.com

TRACTOR SUPPLY COMPANY RECEIVES FTC CLEARANCE TO CLOSE ORSCHELN FARM AND HOME ACQUISITION

●	Leading Rural Lifestyle Retailer Significantly Expands Store Footprint in the Midwest
●	Acquisition Positions Company to Achieve Exciting Milestones Including Annual Sales Exceeding $14 Billion, More Than 2,100 Tractor Supply Stores and 50,000 Team Members
●	Total Store Opportunity Increased to 2,800 Locations

Brentwood, Tenn., October 11, 2022 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, announced today that it received clearance from the Federal Trade Commission (“FTC”) to close on its previously announced acquisition of Orscheln Farm and Home. The closing of the acquisition is anticipated to be completed on October 12, 2022. The Company will acquire a net 81 stores and divest the remaining 85 stores to two buyers approved by the FTC. The net purchase price of the 81 stores acquired and retained is approximately $238 million before working capital adjustments. The acquisition is anticipated to generate an estimated future tax benefit of approximately $20 million.

“Today is an important day for Tractor Supply as this acquisition expands our ability to better serve our customers in the Midwest. We are committed to providing customers in the region with an elevated product assortment, a meaningful loyalty offering, an enhanced digital shopping experience and so much more that Tractor Supply is able to offer,” said Hal Lawton, Tractor Supply’s President and Chief Executive Officer. “Importantly, Tractor Supply is on track to achieve several monumental milestones in the growth of our company including annual revenues in excess of $14 billion, a store base of over 2,100 Tractor Supply locations and a highly engaged workforce of 50,000 Team Members. We are excited to build on our track record of long-term growth as we look to unlock revenue and earnings opportunities with this attractive acquisition that enhances our growth profile.”

Lawton continued, “While agreeing to this remedy with the FTC took longer than we anticipated, the outcome is in line with our expectations. We are very pleased with the high-quality locations that will be converted to Tractor Supply stores. I want to thank the Team Members from both companies for their contributions and focus on caring for our customers during the extended review with the FTC. With a shared culture and values, we are excited to welcome the team to Tractor Supply and look forward to an exciting future going forward. We are honored to build on the legacy of Barry Orscheln and the team.”

Financial Terms of the Acquisition
The deal is an all-cash transaction that Tractor Supply anticipates financing through its balance sheet. The Company will acquire 166 Orscheln Farm and Home stores for approximately $320 million, before working capital adjustments. As part of the remedy reached with the FTC, Tractor Supply will divest 85 locations to two buyers, Bomgaars Supply, Inc. (73 stores) and Buchheit Enterprises, Inc. (12 stores), shortly after closing the transaction. Proceeds of the store divestitures will be approximately $72 million. In addition, Tractor Supply has agreed to sell the Orscheln Farm and Home corporate headquarters and distribution center to Bomgaars for approximately $10 million within 15 months after the closing of the transaction.

The store divestitures and sale of the corporate headquarters and distribution center bring the net purchase price of the 81 stores acquired to approximately $238 million, before working capital adjustments. The acquisition is anticipated to generate an estimated future tax benefit of approximately $20 million.

Financial Details and Outlook
Additional transaction highlights include:

●
For the fourth quarter and fiscal 2022, the revenue from the acquisition is anticipated to add about $75 million to Tractor Supply’s net sales. Given the transaction expenses and early implementation costs to be recorded in the fourth quarter of 2022, the impact of the acquisition is expected to be relatively neutral to operating income in the quarter and for the year.

●
For fiscal 2023, the revenue from the acquisition is anticipated to add at least $300 million to Tractor Supply’s net sales and be accretive by at least $0.10 to diluted earnings per share. This considers anticipated integration expenses that will partially offset accretion in year one of the acquisition.

●	Over the course of the next 15 months post-closing, the stores retained by Tractor Supply will be remodeled to the Tractor Supply brand.
●	The Company is raising its outlook for store growth opportunities to 2,800 locations, an increase of 100 stores.
●	Post-closing, the Company estimates it will have annual revenues over $14 billion, more than 2,100 Tractor Supply stores and 50,000 Team Members.

Consistent with prior years’ convention, the Company will provide a comprehensive financial outlook for the coming fiscal year in conjunction with its fourth quarter 2022 earnings release on Thursday, January 26, 2023. Tractor Supply Company will release its third quarter 2022 earnings release before the market opens on Thursday, October 20, 2022. The Company will hold its third quarter 2022 earnings conference call that day at 10:00 a.m. Eastern Time.

Store Operations
See Exhibit 1 for a store list of Orscheln Farm and Home stores to be retained as Tractor Supply stores and those divested by purchaser.

Third Quarter 2022 Conference Call Information
Tractor Supply Company will release its third quarter 2022 earnings release before the market opens on Thursday, October 20, 2022. The Company will hold its third quarter 2022 earnings conference call that day at 10:00 a.m. Eastern Time. The event will be hosted by Hal Lawton, President and Chief Executive Officer, and Kurt Barton, Chief Financial Officer. The call will be webcast live at IR.TractorSupply.com. Supplemental materials will be available on the investor relations section of the Company’s website at least 15 minutes prior to the conference call.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the webcast.

About Tractor Supply Company
Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, has been passionate about serving its unique niche, targeting the needs of recreational farmers, ranchers and all those who enjoy living the rural lifestyle, for more than 80 years. Tractor Supply offers an extensive mix of products necessary to care for home, land, pets and animals with a focus on product localization, exclusive brands and legendary customer service for the Out Here lifestyle. With nearly 48,000 Team Members, the Company's physical store assets, combined with its digital capabilities, offer customers the convenience of purchasing products they need anytime, anywhere and any way they choose at the everyday low prices they deserve. At June 25, 2022, the Company operated 2,016 Tractor Supply stores in 49 states, a consumer mobile app and an e-commerce website at www.TractorSupply.com.

Tractor Supply Company also owns and operates Petsense by Tractor Supply, a small-box pet specialty supply retailer focused on meeting the needs of pet owners, primarily in small and mid-size communities, and offering a variety of pet products and services. At June 25, 2022, the Company operated 178 Petsense by Tractor Supply stores in 23 states. For more information on Petsense by Tractor Supply, visit www.Petsense.com.

Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control.
This press release contains certain forward-looking statements, including statements regarding sales, revenues, new store growth, estimated tax benefits, number of Team Members and estimated results of operations, including, but not limited to, net sales, revenues and EPS. Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “anticipate,” “optimistic,” “forecasted” and similar terminology. Actual results and developments could vary materially from the expectations reflected in these statements. Factors affecting future results and developments include, without limitation, the possibility that the acquisition of Orscheln Farm and Home (the “Transaction”) will not close or that the closing may be delayed, the possibility that the required divestitures may not occur or that the closing of the sale of the Orscheln headquarters and distribution center may not occur, the potential for litigation or governmental investigations relating to the Transaction, the occurrence of events, changes or circumstances that could give rise to the termination of the definitive agreement for the Transaction, the impact of divestitures that are required as a condition to receipt of required regulatory approvals for the Transaction, the timing of normalized macroeconomic conditions from the impacts of the COVID-19 pandemic, the Company’s ability to predict the timing of normalized macroeconomic conditions, the timing and amount of share repurchases, marketing, merchandising and strategic initiatives and new store and distribution center openings and expenses in future periods, including incremental costs associated with COVID-19. All forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, national, regional and local economic conditions affecting consumer spending, including the effects of COVID-19, inflation and gas prices, effects resulting from wars or other military operations, including the heightened risk of cyberattacks as a result of the hostilities between Russia and Ukraine, the availability of information technology hardware, the effects that “shelter in place” or other similar mandated or suggested social distancing protocols could have on the business, the costs of doing business as a retailer during the COVID-19 pandemic, the effectiveness of the Company’s responses to COVID-19 and customer response with respect to those actions, the effects of COVID-19 on our suppliers, business partners and supply chain, the timing and acceptance of new products, the timing and mix of goods sold, weather conditions, the seasonal nature of the business, transportation costs, including but not limited to, carrier rates, fuel costs, and other pressures across our supply chain, purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, the risk that we may be unable to successfully integrate any acquired business or that we may not realize the benefits expected from an acquisition, including the Transaction, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of an acquisition, including the Transaction, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses, particularly in light of COVID-19, including but not limited to, increases in wages, and execute key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner, timing and number currently contemplated, the impact of new stores on the business, competition, including competition from online retailers, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, our ability to meet our sustainability, stewardship, carbon emission and Diversity, Equity & Inclusion related Environmental, Social and Governance projections, goals and commitments, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of employee or customer data, ongoing and potential future legal or regulatory proceedings, management of the Company’s information systems, failure to develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the imposition of tariffs on imported products or the disallowance of tax deductions on imported products, the ability to maintain an effective system of internal control over financial reporting, and changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results and developments could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Exhibit 1:
Tractor Supply - Retained Store List

City	State	City	State
Mountain Home	AR	Carrollton	MO
Trumann	AR	Centralia	MO
Atlantic	IA	Chillicothe	MO
Boone	IA	DeSoto	MO
Centerville	IA	Eldon	MO
Clarinda	IA	Excelsior Springs	MO
Guthrie Center	IA	Hermann	MO
Iowa City	IA	Higginsville	MO
Mt. Pleasant	IA	Kearney	MO
Oskaloosa	IA	Lamar	MO
Perry	IA	Louisiana	MO
Red Oak	IA	Macon	MO
Shenandoah	IA	Marshall	MO
Washington	IA	Maryville	MO
Flora	IL	Mexico	MO
Huntington	IN	Moberly	MO
Linton	IN	Montgomery City	MO
Arkansas City	KS	Mount Vernon	MO
Coffeyville	KS	Neosho	MO
Colby	KS	Nevada	MO
Ellsworth	KS	Owensville	MO
Eureka	KS	Ozark	MO
Garnett	KS	Pacific	MO
Goodland	KS	Perryville	MO
Independence	KS	Richmond	MO
Junction City	KS	Salisbury	MO
Marysville	KS	Savannah	MO
Medicine Lodge	KS	Shelbina	MO
Ottawa	KS	Trenton	MO
Phillipsburg	KS	Warrenton	MO
Sabetha	KS	Auburn	NE
Smith Center	KS	Broken Bow	NE
Wellington	KS	Crete	NE
Bethany	MO	Fairbury	NE
Boonville	MO	Holdrege	NE
Bowling Green	MO	Ord	NE
Brookfield	MO	Seward	NE
California	MO	Tecumseh	NE
Cameron	MO	Hugo	OK
Canton	MO	Wagoner	OK
Cape Girardeau	MO

Divested Store List - Bomgaars

City	State	City	State
Springdale	AR	Holden	MO
Fairfield	IA	Houston	MO
Ottumwa	IA	Jane	MO
Charlestown	IN	Marshfield	MO
Corydon	IN	Monroe City	MO
Greenfield	IN	Poplar Bluff	MO
Lawrenceberg	IN	Republic	MO
North Vernon	IN	Sedalia	MO
Richmond	IN	St. Joseph	MO
Scottsburg	IN	Sullivan	MO
Tell City	IN	Troy	MO
Washington	IN	Warsaw	MO
Winchester	IN	Washington	MO
Atchison	KS	Waynesville	MO
Basehor	KS	Gothenburg	NE
Concordia	KS	Grand Island	NE
Dodge City	KS	Hastings	NE
El Dorado	KS	Kearney	NE
Garden City	KS	Lexington	NE
Gardner	KS	Lincoln	NE
Goddard	KS	McCook	NE
Great Bend	KS	Nebraska City	NE
Hays	KS	York	NE
Hutchison	KS	Mt. Orab	OH
Iola	KS	Ada	OK
Lawrence	KS	Ardmore	OK
Louisberg	KS	Duncan	OK
Manhattan	KS	Durant	OK
McPherson	KS	Muskogee	OK
Newton	KS	Nowata	OK
Parsons	KS	Okmulgee	OK
Pratt	KS	Pryor	OK
Salina	KS	Decatur	TX
Topeka	KS	Sherman	TX
Radcliff	KY	Waco	TX
Camdenton	MO	Weatherford	TX
Dexter	MO

Divested Store List - Buchheit

City	State	City	State
Jonesboro	AR	Columbia South	MO
Paragould	AR	Fulton	MO
Pocahontas	AR	Jefferson City	MO
Murray	KY	Kirksville	MO
Blue Springs	MO	Beatrice	NE
Columbia North	MO	North Platte	NE